CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard International Equity Index Funds of our report dated December 15, 2020, relating to the financial statements and financial highlights, which appears in Vanguard Global ex-U.S. Real Estate Index Fund’s Annual Report on Form N-CSR for the year ended October 31, 2020; of our report dated December 21, 2020, relating to the financial statements and financial highlights, which appear in Vanguard Emerging Markets Stock Index Fund Annual Report on Form N-CSR for the year ended October 31, 2020, and of our reports dated December 17, 2020, relating to the financial statements and financial highlights, which appear in Vanguard European Stock Index Fund, Vanguard FTSE All-World ex-US Index Fund, Vanguard FTSE All-World ex-US Small-Cap Index Fund, Vanguard Pacific Stock Index Fund and Vanguard Total World Stock Index Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2020.   We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP Philadelphia, Pennsylvania

February 23, 2021